Exhibit 23

CONFORMED COPY

SUB UNDERWRITING LETTER

To:	Xstrata (Schweiz) AG (the “Company”)
Bahnhofstrasse 2
PO Box 102, Zug
6301 Switzerland

And to:	Each of the persons identified on the signature pages of this letter as a New Underwriter (the “New Underwriters”)

30 June 2006

Dear Sirs,

Project Odyssey - $8,500,000,000 Term and Revolving Facilities in connection with the Offer referred to below

We refer to the proposed bid (the “Offer”) by a member of the Company’s group for shares in Falconbridge Limited (the “Target”).

We refer also to our letter (the “Original Commitment Letter”) dated 17 May 2006 to the Company in which Barclays Capital, Deutsche Bank AG, London Branch, J.P. Morgan plc and The Royal Bank of Scotland plc as mandated lead arrangers and bookrunners (each a “Mandated Lead Arranger” and together, the “Mandated Lead Arrangers”) and Barclays Bank PLC, Deutsche Bank AG, London Branch, JPMorgan Chase Bank, National Association and The Royal Bank of Scotland plc as underwriters (each an “Existing Underwriter” and together, the “Existing Underwriters”) set out the terms and conditions upon which the Mandated Lead Arrangers proposed to arrange on behalf of the Company an international syndicate of banks to provide facilities on the terms of the Acquisition Facilities Agreement and upon which the Underwriters committed severally (in the proportion set out in such letter) to underwrite such facilities.

The proposal and underwriting commitment set out in the Original Commitment Letter were accepted by the Company on 17 May 2006.

We refer also to our letter (the “Supplementary Commitment Letter”) dated 12 June 2006 to the Company pursuant to which the Original Commitment Letter was amended and supplemented (the Original Commitment Letter as amended and supplemented by the Supplementary Commitment Letter, the “Commitment Letter”).

1.                                 Definitions

In addition to the terms defined above, the following definitions shall have the following meanings in this letter:

“Acquisition Facilities Agreement” means the agreed form $8,500,000,000 term and revolving facilities agreement in the form attached to the Supplementary Commitment Letter.

“Amended Acquisition Facilities Agreement” means the Acquisition Facilities Agreement as amended by this letter.

“Amended Commitment Letter” means the Commitment Letter as amended by this Letter.

“Sub-Underwriting Date” means 30 June 2006.

Other capitalised terms used in this letter and not otherwise defined in this letter shall have the meaning given to them in the Acquisition Facilities Agreement.

2.                                 Transfer by Novation

On the Sub-Underwriting Date each Existing Underwriter shall transfer by novation part of its rights and obligations under the Commitment Letter to a New Underwriter, so that:

(a)                                      each New Underwriter will become an Underwriter under the Commitment Letter with an underwriting commitment in respect of the Acquisition Facilities as set out in the relevant columns opposite its name in Schedule 1 (Underwriting Commitments);

(b)                                     each Existing Underwriter’s underwriting commitment shall be reduced to the respective amount set out in the relevant columns opposite its name in Schedule 1 (Underwriting Commitments).

3.                                 Procedure for Transfer by novation

The transfer by novation set out in paragraph 2 above shall take effect on the Sub-Underwriting Date so that:

(a)                                      to the extent that in paragraph 2 above each Existing Underwriter seeks to transfer by novation its rights and obligations under the Commitment Letter, the Company and each Existing Underwriter shall be released from further obligations towards one another under the Commitment Letter and their respective rights against one another under the Commitment Letter shall be cancelled (being the “Discharged Rights and Obligations”);

(b)                                     the Company and each New Underwriter shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar the Company and the relevant New Underwriter have assumed and/or acquired the same in place of the Company and that Existing Underwriter;

(a)                                      each New Underwriter shall become a party to the Commitment Letter as an “Underwriter”.

4.                                 Limitation of responsibility of Existing Lenders

(a)                                      Each New Underwriter confirms to each Existing Underwriter that it:

(i)                        has received a copy of the Original Commitment Letter, the Supplementary Commitment Letter and the Acquisition Facilities Agreement together with such other information as it has required in connection with this transaction;

(ii)                     has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities in connection with its commitment to underwrite the Acquisition Facilities and its participation in the Amended Acquisition Facilities Agreement and has not relied exclusively on any information provided to it by any Existing Underwriter in connection with any such document; and

(iii)                  will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities whilst it may have any underwriting commitment or any amount is or may be outstanding under the Acquisition Facilities.

(b)                                     Unless expressly agreed to the contrary, the Existing Underwriters make no representation or warranty and assume no responsibility to the New Underwriters for:

(i)                        the legality, validity, effectiveness, adequacy or enforceability of the Commitment Letter or any other documents;

(ii)                     the financial condition of any Obligor;

(iii)                  the performance and observance  by any Obligor of its obligations under the Commitment Letter or any other document; or

(iv)                 the accuracy of any statements  (whether written or oral) made in or in connection with the Commitment Letter or any other document,

and any representations or warranties implied by law are excluded.

(c)                                      Nothing in any Finance Document obliges any Existing Underwriter to:

(i)                        accept a re-transfer from any New Underwriter of any of the rights and obligations transferred by novation under this letter; or

(ii)                     support any losses directly or indirectly incurred by a New Underwriter by reason of the non-performance by the Company of its obligations under the Commitment Letter or otherwise.

5.                                 Appointment of Joint Lead Arrangers and Arrangers

(a)                                      Each of ABN AMRO N.V., Banco Santander Central Hispano S.A, London Branch, Calyon, Commonwealth Bank of Australia, Dresdner Kleinwort, Fortis Bank S.A./N.V, ING Bank N.V., KBC Bank Deutschland Aktiengesellschaft,

Lloyds TSB Bank plc, National Australia Bank Limited, Standard Chartered Bank, Sumitomo Mitsui Banking Corporation, The Toronto-Dominion Bank; and WestLB AG, London Branch is hereby appointed as a joint lead arranger (each a “Joint Lead Arranger” and together the “Joint Lead Arrangers”) in relation to the Acquisition Facilities.

(b)                                     Each of Banca Intesa S.P.A. London Branch, Banco Español de Credito S.A. (Banesto), Banca Bilbao Vizcaya Argentaria S.A, SANPAOLO IMI S.p.A. and Société Générale is hereby appointed as arranger (each an “Arranger” and together the “Arrangers”) in relation to the Acquisition Facilities.

6.                                 Amendments

With effect from the Sub-Underwriting Date the Acquisition Facilities Agreement shall be amended as set out in Schedule 2 (Amendments to Original Acquisition Facilities Agreement) and the paragraph of the Commitment Letter headed “Signature of Loan Agreements” shall be amended to refer to the Amended Acquisition Facilities Agreement.

7.                                 Ticking Fees

7.1                           With effect from the Sub-Underwriting  Date:

(i)                                         the fee arrangements already entered into between the Company and the Existing Underwriters in respect of the Acquisition Facilities shall be amended so that the amount of the ticking fee payable to the Existing Underwriters shall be computed at a rate equal 0.075 per cent on the aggregate amount of the underwriting commitment of the Existing Underwriters as set out in Schedule 1 (Underwriting Commitments);

(ii)                                      in addition, the Company shall pay a ticking fee at a rate per annum on a day to day basis equal to 0.075 per cent on the aggregate amount of the underwriting commitment of the New Underwriters for the period (the “Ticking Fee Period”) commencing on the Sub-Underwriting Date and ending on the date (the “Ticking Fee End Date”) which is the earlier of (a) the date of the Acquisition Facilities Agreement and (b) the date on which the underwriting commitment of the New Underwriters under the Amended Commitment Letter terminates.

7.2                           The accrued ticking fee is payable in US$ on the last day of each successive period of 3 Months which ends during the Ticking Fee Period and on the Ticking Fee End Date and shall be made to Barclays Bank plc, New York (BARCU533) (for the account of New Underwriters (in equal amounts) on each payment date, account no. 050-03621-1, reference: Barclays Bank PLC GSU re Agency loans and without any set off, counter-claims, deduction or withholding of any kind.

8.                                 Continuing Obligations

The provisions of the Commitment Letter shall, save as novated or amended by this Agreement, continue in full force and effect.

9.                                 General

If you agree with the terms and conditions of this letter, please confirm this by signing, dating and returning the enclosed copy of this letter to Michael Joyner, Barclays Capital, Tony Masciantonio, Deutsche Bank AG, London, David Stewart, Debt Capital Markets, J.P. Morgan plc and Dale Williams, The Royal Bank of Scotland plc.

This letter may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this letter.

This letter and all claims arising in connection with it are governed by, and are to be construed in accordance with, English law.

Yours faithfully,

For and on behalf of
BARCLAYS CAPITAL

By:	/s/ MICHAEL JOYNER
Name:	MICHAEL JOYNER

Title:	Director

For and on behalf of
BARCLAYS BANK PLC

By:	/s/ MICHAEL JOYNER
Name:	MICHAEL JOYNER

Title:	Director

For and on behalf of
DEUTSCHE BANK AG, LONDON BRANCH

By:	/s/ N. JANSA	/s/ A. TAHA
Name:	N. JANSA	A. TAHA

Title:	Managing Director	Vice President

For and on behalf of
J.P. MORGAN PLC

By:	/s/ NICK CONRON
Name:	NICK CONRON

Title:	Vice President

For and on behalf of
JPMORGAN CHASE BANK, NATIONAL ASSOCIATION

By:	/s/ NICK CONRON
Name:	NICK CONRON

Title:	Vice President

For and on behalf of
THE ROYAL BANK OF SCOTLAND PLC

By:	/s/ SEAN MALONE
Name:	SEAN MALONE

Title:	Managing Director

Countersignature by:
XSTRATA (SCHWEIZ) AG

By:	/s/ BENNY LEVENE	/s/ DANIEL SIGRIS
Signed:	BENNY LEVENE	DANIEL SIGRIS

Title:	Director	Officer

THE NEW UNDERWRITERS

ABN AMRO BANK N.V.

By:	/s/ A. ROUNCIVELL	/s/ DAVID NODEN
Signed:	A. ROUNCIVELL	DAVID NODEN

Title:	Authorised Signatory	Director

BANCO SANTANDER CENTRAL HISPANO S.A, LONDON BRANCH

By:	/s/ MARTA SANCHEZ-PALENCIA	/s/ GRANT SESSIONS
Signed:	MARTA SANCHEZ-PALENCIA	GRANT SESSIONS

CALYON

By:	/s/ OLIVIER HAROU	/s/ ROBERT HICKMAN
Signed:	OLIVIER HAROU	ROBERT HICKMAN

Title:		Associate Director

COMMONWEALTH BANK OF AUSTRALIA

By:	/s/ P.T. ORCHART
Signed:	P.T. ORCHART

Title:	General Manager

DRESDNER BANK AG, NIEDERLASSUNG LUXEMBURG

By:	/s/ BARBARA STEIN	/s/ DR. KAI-RODERICH BRINGEWALD
Signed:	BARBARA STEIN	DR. KAI-RODERICH BRINGEWALD

Title:	Associate	Director

FORTIS BANK S.A./N.V

By:	/s/ G.P. MURISON	/s/ E.LYNES
Signed:	G.P. MURISON	E.LYNES

Title:	Director	Director

ING BANK N.V.

By:	/s/ A. VAN VHET	/s/ W.A.A.R. HANSEN
Signed:	A. VAN VHET	W.A.A.R. HANSEN

Title:	Director	Managing Director

KBC BANK DEUTSCHLAND AKTIENGESELLSCHAFT

By:	/s/ HERGEN FRERICHS	/s/ MARKUS SCHAIBLE
Signed:	HERGEN FRERICHS	MARKUS SCHAIBLE

Title:	Vice President	Vice President

LLOYDS TSB BANK PLC

By:	/s/ SIMON DENTON
Signed:	SIMON DENTON

Title:	Director, Loan Syndications

NATIONAL AUSTRALIA BANK LIMITED

By:	/s/ JEFFREY M. HUGHES
Signed:	JEFFREY M. HUGHES

Title:	Head of Industrials

STANDARD CHARTERED BANK

By:	/s/ DAVID KEMPTON
Signed:	DAVID KEMPTON

Title:	Head, Primary Loan Syndicate

SUMITOMO MITSUI BANKING CORPORATION

By:	/s/ MICHAEL OELLERS	/s/ THOMAS SENK
Signed:	MICHAEL OELLERS	THOMAS SENK

Title:	Joint General Manager	Assistant General Manager

THE TORONTO-DOMINION BANK

By:	/s/ MARK CHERRY
Signed:	MARK CHERRY

Title:	Vice President & Director

WESTLB AG, LONDON BRANCH

By:	/s/ G. SCATIGNA-GIANFAGNA	/s/ GAVIN FERRAR
Signed:	G. SCATIGNA-GIANFAGNA	GAVIN FERRAR

Title:	Executive Director	Director

BANCA INTESA S.P.A. LONDON BRANCH

By:	/s/ JAMES BROTHERSTON	/s/ CHRISTOPHER PIPER
Signed:	JAMES BROTHERSTON	CHRISTOPHER PIPER

Title:	Assistant General Manager	Assistant General Manager

BANCO ESPAÑOL DE CREDITO S.A. (BANESTO)

By:	/s/ EDURNE URIBE	/s/ JOSE MARTIN AGUIRRE
Signed:	EDURNE URIBE	JOSE MARTIN AGUIRRE

Title:	Head of Syndications

BANCO BILBAO VIZCAYA ARGENTARIA S.A.

By:	/s/ CHRISTOPHER METHERELL	/s/ PEDRO CAYUELA
Signed:	CHRISTOPHER METHERELL	PEDRO CAYUELA

Title:	Senior Relationship Manager

SANPAOLO IMI S.p.A.

By:	/s/ ROSARIO PEDICINI	/s/ MARTIN RÜCKER
Signed:	ROSARIO PEDICINI	MARTIN RÜCKER

Title:	Deputy Chief Manager	Senior Relationship Manager

SOCIÉTÉ GÉNÉRALE

By:	/s/ JEAN-MARC GIRAUD
Signed:	JEAN-MARC GIRAUD

Title:	Head of Strategic & Acquisition Finance

SCHEDULE 1

UNDERWRITING COMMITMENTS IN RELATION TO ACQUISITION FACILITIES

Underwriter	Underwriting Commitment $
Barclays Bank PLC	415 000 000
Deutsche Bank AG, London Branch	415 000 000
JP Morgan Chase Bank, National Association	415 000 000
The Royal Bank of Scotland plc	415 000 000
ABN AMRO Bank N.V.	415 000 000
Banco Santander Central Hispano S.A, London Branch	415 000 000
Calyon	415 000 000
Commonwealth Bank of Australia	415 000 000
Dresdner Bank AG, Niederlassung Luxemburg	415 000 000
Fortis Bank S.A./N.V	415 000 000
ING Bank N.V.	415 000 000
KBC Bank Deutschland Aktiengesellschaft	415 000 000
Lloyds TSB Bank plc	415 000 000
National Australia Bank Limited	415 000 000
Standard Chartered Bank	415 000 000
Sumitomo Mitsui Banking Corporation	415 000 000
The Toronto-Dominion Bank	415 000 000
WestLB AG, London Branch	415 000 000
Banca Intesa S.p.A. London Branch	206 000 000
Banco Bilbao Vizcaya Argentaria S.A.	206 000 000
Banco Español de Credito S.A. (Banesto)	206 000 000
SANPAOLO IMI S.p.A.	206 000 000
Société Générale	206 000 000
TOTAL	$8,500,000,000.

SCHEDULE 2

AMENDED FORM OF ACQUISITION FACILITIES AGREEMENT SHOWING NEW UNDERWRITERS AS
JOINT ARRANGERS OR ARRANGERS AND AS LENDERS WITH A COMMITMENT CORRESPONDING
TO SCHEDULE 1 OF THIS LETTER

[See Exhibit 24 to the Statement]